Exhibit 99.1

For Immediate Release

AlloVir Appoints Shawn Tomasello to Its Board of Directors

Waltham, Mass., March 31, 2022 – AlloVir (Nasdaq: ALVR), a late-clinical stage allogeneic T-cell immunotherapy company, today announced the appointment of Shawn Tomasello to its Board of Directors. Ms. Tomasello brings more than 35 years of broad experience building and leading commercial organizations in the life sciences industry, with specific expertise in cell and gene therapy.

“We’re thrilled to welcome Shawn to our Board of Directors. Her depth of experience in building successful biopharmaceutical companies and leading innovative cell and gene therapies from clinical development to commercialization is invaluable to AlloVir, as we advance our multi-virus specific T cell platform and evolve into a commercial stage company,” said Diana Brainard, M.D., Chief Executive Officer, AlloVir.

As Shawn joins, longstanding Board member John Wilson has advised the Board that he will retire at the expiration of his term at the 2022 annual meeting of shareholders. John co-founded AlloVir, then known as ViraCyte, and served as Executive Director from 2013 until 2018.

“I would like to thank John for his tremendous impact on AlloVir. His contributions have helped shape the company from conception through clinical development and have set us up for continued success in the next stage of the company’s growth,” said Dr. Brainard.

About Shawn Tomasello

Ms. Tomasello has extensive strategic experience in building world class organizations encompassing commercial, compliance, regulatory, pricing and medical affairs functions. From 2015 to 2018, Ms. Tomasello served as the Chief Commercial Officer of Kite Pharma, where she oversaw the global commercialization of the CAR T-cell therapy Yescarta® and played a key role in the company’s acquisition by Gilead Sciences. She previously served as Chief Commercial Officer of Pharmacyclics, where she led both commercial and medical affairs. Prior to Pharmacyclics, Ms. Tomasello served as President of the Americas, Hematology and Oncology at Celgene, where she led the company through five successful product launches encompassing 11 indications and played a critical role in acquisitions. She currently serves on the boards of TCR2 Therapeutics, 4D Molecular Therapeutics, UroGen Pharma, Mesoblast, Gamida Cell and Centrexion Therapeutics. Ms. Tomasello received a Bachelor of Science in Marketing from the University of Cincinnati and a Master of Business Administration from Murray State University in Kentucky.

About AlloVir

AlloVir is a leading late clinical-stage cell therapy company with a focus on restoring natural immunity against life-threatening viral diseases in pediatric and adult patients with weakened immune systems. The company’s innovative and proprietary technology platforms leverage off-the-shelf, allogeneic, single- and multi-virus-specific T cells for patients with T cell deficiencies who are at risk from the life-threatening consequences of viral diseases. AlloVir’s technology and manufacturing process enable the potential for the treatment and prevention of a spectrum of devastating viruses with each single allogeneic cell therapy. The company is advancing multiple mid- and late-stage clinical trials across its product portfolio. For more information, visit www.allovir.com or follow us on Twitter or LinkedIn.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding AlloVir’s development and regulatory status of our product candidates, the planned conduct of its preclinical studies, and clinical trials and its prospects for success in those studies and trials, and its strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties, and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to AlloVir’s financial results, the timing for the initiation and successful completion of AlloVir’s clinical trials of its product candidates, whether and when, if at all, AlloVir’s product candidates will receive approval from the U.S. Food and Drug Administration, or FDA, or other foreign regulatory authorities, competition from other biopharmaceutical companies, the impact of the COVID-19 pandemic on AlloVir’s product development plans, supply chain, and business operations and other risks identified in AlloVir’s SEC filings. AlloVir cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. AlloVir disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent AlloVir’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Media and Investor Contact:

Sonia Choi

AlloVir

schoi@allovir.com